EXHIBIT 5.1

Kurt E. Scheuerman

Senior Vice President & General Counsel

August 14, 2020

Inseego Corp.

9710 Scranton Road

Suite 200

San Diego, CA 92121

Re:	Registration Statement on Form S-3ASR

Ladies and Gentlemen:

I have acted as counsel to Inseego Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3ASR (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on or about the date hereof, with respect to the resale from time to time by the selling stockholders of the Company, as detailed in the Registration Statement, of up to 89,928 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

As such counsel and for purposes of my opinions set forth herein, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, including, without limitation:

(i)	the Registration Statement;

(ii)	the Prospectus;

(iii)	the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware, as amended from time to time (the “Certificate of Incorporation”);

(iv)	the Company’s Amended and Restated Bylaws (the “Bylaws”);

(v)	the resolutions adopted by unanimous written consent of the Board of Directors of the Company on July 14, 2020; and

(vi)	a certificate of the Secretary of State of the State of Delaware as to the formation and good standing of the Company under the laws of the State of Delaware as of August 12, 2020 (the “Good Standing Certificate”).

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In addition, I have made such investigations of law as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion set forth herein, I have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to the opinion set forth herein and as to the materiality of any fact or other matter referred to herein, I have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, I am of the opinion that the Shares are validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, I express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, the General Corporation Law of the State of Delaware.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely to you in connection with the issuance and delivery of the Shares under the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose. This opinion letter is rendered to you as of the date hereof, and I assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to me under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Kurt E. Scheuerman

Kurt E. Scheuerman

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